UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  January 29, 2015

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	001-32373 (Commission File Number)	27-0099920 (IRS Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA (Address of principal executive offices)	89109 (Zip Code)

Registrant’s telephone number, including area code:  (702) 414-1000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ] Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2015, the Board of Directors of Las Vegas Sands Corp. (“LVSC”) elected Robert G. Goldstein and David F. Levi as new members of the Board.

Mr. Goldstein, LVSC’s President and Chief Operating Officer, was elected as a Class III director whose term will expire in 2016.  As previously disclosed, on December 9, 2014, LVSC  and its wholly-owned subsidiary, Las Vegas Sands, LLC, entered into an agreement with Mr. Goldstein pursuant to which he serves as their President and Chief Operating Officer.

Mr. Levi was elected as a Class II director whose term will expire in 2015.  The Board also appointed Mr. Levi as a new member and chairman of its Nominating and Governance Committee and as a new member of its Compliance Committee. There are no arrangements between Mr. Levi and any other person pursuant to which Mr. Levi was selected as a director, nor are there any transactions to which the Company or any of its subsidiaries is a party and in which Mr. Levi has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 30, 2015

LAS VEGAS SANDS CORP.

By:	/s/ Robert G. Goldstein
Name:	Robert G. Goldstein
Title:	President and Chief Operating Officer

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